Exhibit 99.1
                            AGREEMENT

                  AGREEMENT, dated as of December 7, 1995, among SYRATECH CORPORATION, a Delaware corporation ("Parent"), SYR ACQUISITION, INC., a North Carolina corporation and an indirect
wholly-owned   subsidiary  of  Parent ("Mergersub"),  and RAUCH
INDUSTRIES,  INC., a North Carolina  corporation (the "Company").
                  In consideration of the mutual covenants and agreements set forth herein, Parent, Mergersub and the Company hereby agree as follows:

                            ARTICLE I.

                           THE MERGER

                  1.1 The Merger. (a) Upon the terms and subject to the conditions hereof, in accordance with the provisions of this Agreement and the North Carolina Business Corporation Act (the "NCBCA"), at the Effective Time (as defined in Section 1.5), Mergersub shall be merged with and into the Company (the "Merger"), and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of North Carolina. At the Effective Time, the separate existence of Mergersub shall cease.

                           (b)      The Surviving Corporation shall
retain the name of the Company and shall possess all the rights, privileges, immunities, powers and purposes of Mergersub and the Company and shall by operation of law assume and be liable for all the liabilities, obligations and penalties of the Company and Mergersub.

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                  1.2 Articles of  Incorporation.  The Articles of
Incorporation of Mergersub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and the NCBCA.

                  1.3 By-Laws. The By-Laws of Mergersub in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until thereafter amended, altered or repealed in accordance with the provisions thereof and the NCBCA. Following the Effective Time, such By-Laws shall contain the provisions required by Sec tion 5.8(a) hereof which shall not be amended, altered, repealed or modified except as provided in said Section 5.8(a).

                  1.4  Directors  and Officers.   The  directors  of
Mergersub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in
accordance   with  the  Articles  of Incorporation and By-Laws of the
Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

                  1.5 Effective Time. The Merger shall become effective at the time that Articles of Merger are filed with the Secretary of State of North Carolina in accordance with the provisions of Section 55-11-05 of the NCBCA. The Articles of Merger shall be prepared, executed and, on the Closing Date, filed in accordance with Section 55-11-05 of the NCBCA

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as soon as practicable after the Closing.  The date and time when the
Merger shall become effective is herein referred to as the "Effective
Time."

                          ARTICLE II.

                      CONVERSION OF SHARES

                  2.1 Shares. (a) Each issued and outstanding share of common stock, par value $1.00 per share (each, a "Share"; and all such shares, collectively, the "Shares"), of the Company immediately prior to the Effective Time (except for Dissenting Shares, as hereinafter defined) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $13.00, net to the holder, in cash (the "Merger Consideration"), without interest thereon, upon surrender of the certificate representing such Share. Each Share so converted shall cease to be outstanding and shall be deemed canceled.

                           (b)      Each Share held in the Company's
treasury immediately prior to the Effective Time shall, by virtue of the Merger, be canceled and retired and cease to exist, without any conversion thereof.

                           (c)      The holders of the certificates
representing Shares shall cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to the NCBCA, and, except as aforesaid, their sole right shall be the right to receive the Merger Consideration as aforesaid.

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                  2.2  Dissenting  Shares.   Notwithstanding  anything
in this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and are held by shareholders who shall have properly exercised rights of dissenting shareholders, if any, with respect thereto under Sections 55-13-01 et seq of the NCBCA ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but the holders thereof shall be entitled to payment of the fair value of such Shares, determined in accordance with the provisions of Sections 55-13-01 et seq of the NCBCA; provided, however, that any Dissenting Shares held by a shareholder who shall thereafter withdraw his or her demand to be paid the fair value of such Shares or waive or lose his or her right to such payment as provided in Sections 55-13-01 et seq of the NCBCA shall be deemed converted, as of the Effective Time, into the Merger Consideration without interest thereon; and in such event Parent shall cause the Surviving Corporation to make payment of the Merger Consideration to such shareholder.

                  2.3 Mergersub Stock. Each share of Common Stock, par value $1.00 per share, of Mergersub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchanged for one share of Common Stock, par value $1.00 per share, of the Surviving Corporation (the "Surviving Corporation Stock").

                  2.4  Exchange  of Shares.  (a) At the  Closing,
Parent shall deposit in trust with Wachovia Bank and Trust Company, N.A., Winston-Salem, North Carolina (the "Exchange Agent") an unconditional irrevocable Letter of Credit drawn on NationsBank of

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Georgia, N.A. in favor of the Exchange Agent, as beneficiary,  pursuant to which the Exchange Agent will have the right to draw on demand, as needed, an aggregate amount equal to the product of (i) the number of Shares issued and outstanding at the Effective Time (other
than Dissenting  Shares),  and (ii) the Merger  Consideration.   The
Exchange Agent shall, pursuant to irrevocable instructions, make the payments provided for in Section 2.1(a) of this Agreement from the permitted drawings under the Letter of Credit.

                  (b) Promptly after the Effective Time the Exchange Agent shall mail to each record holder of Shares as of the Effective Time, a form of letter of transmittal (which shall be reasonably acceptable to Mergersub and the Company and which shall, inter alia, specify that delivery shall be effected, and risk of loss and title to the Certificates (as defined below) shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the
certificates  that immediately   prior  to  the   Effective   Time
represented   Shares  (each  a "Certificate";  and,  collectively,  the
"Certificates") in exchange for payment therefor. Upon surrender to the Exchange Agent of a Certificate (or the satisfaction of the prerequisites specified in the form of letter of transmittal for payment in respect of lost, stolen or destroyed Certificates), together with such letter of transmittal duly executed, the Exchange Agent shall promptly send or deliver to the holder of such Certificate in exchange therefor a check in an amount equal to the product of the number of Shares represented by such Certificate and the Merger Consideration, and such Certificate shall forth with be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Certificates. If payment is to be made to a person other than the person in whose name

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the  Certificate  surrendered is registered,  it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Exchange Agent and the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.4, each Certificate (other than Certificates representing Dissenting Shares in respect of which dissenting shareholders' rights are perfected) shall represent for all purposes only the right to receive the Merger Consideration in cash multiplied by the number of shares evidenced by such Certificate, without any interest thereon.

                           (c)      At the Effective Time the Company's
stock transfer books shall be closed and after the Effective Time there shall be no transfers of the Shares on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration as provided in this
Article II.

                           (d)      No drawings on the Letter of Credit
will be permitted at any time after the 183rd day following the Effective Time. Any shareholders of the Company who have not theretofore complied with Section 2.4(b) shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration per Share, without any interest thereon.

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                  2.5  Adjustments.  If,  between the date of this
Agreement and the Effective  Time, the Shares shall have been changed
into a different  number of  shares   or  a   different   class  by
reason  of  any   reclassification, recapitalization,  split-up,
combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the amount into which the Shares will be converted in the Merger shall be correspondingly adjusted.

                          ARTICLE III.

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Parent and Mergersub as follows:

                  3.1 Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now being conducted on the date hereof. Each of the Company and its material subsidiaries (the "Material Subsidiaries") listed in Section 3.1 of the disclosure schedule executed by the Company, Parent and Mergersub on the date hereof (the "Disclosure Schedule") is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions where the failure to be so duly qualified or licensed and in good standing will not have a material adverse effect on the

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business,  operations or financial condition of the Company and its subsidiaries taken as a whole. The Company has heretofore delivered to Parent true and complete copies of its Articles of Incorporation and By-Laws as currently in effect.

                  3.2 Capitalization. The authorized capital stock of the Company consists of: (a) 10,000,000 Shares, of which, on November 22, 1995, there were 3,695,563 Shares issued and outstanding, 202,500 Shares reserved for issuance under stock option plans, and 58,860 Shares held in the Company's treasury, and (b) 60,000 shares of preferred stock, par value $10.00 per share, of which no shares are issued or outstanding. All issued and outstanding Shares are duly authorized, validly issued, fully paid, and non-assessable and are free of preemptive rights. Except for the options listed in Section
3.2 of the Disclosure Schedule, being options to acquire not more than 172,750 Shares pursuant to the Company's stock option plans, all of which are presently outstanding, there are no existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments whatsoever obligating the Company or any of its subsidiaries to issue, transfer, deliver or sell or cause to be issued, transferred, delivered or sold any additional shares of capital stock of the Company or any of its subsidiaries, or obligating the Company or any of its subsidiaries to grant, extend or enter into any such agreement or commitment. Except for the 22,500 stock appreciation rights held by Donald G. Walser as more fully described on page 13 of the Company's 1995 Proxy Statement, there are no outstanding stock appreciation rights, phantom stock rights or similar arrangements that have been granted or issued by the Company to, or in favor of, any other person. Since December 31, 1994, except as set forth in Section 3.2 of the Disclosure

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Schedule,  no options have been granted and, since December 31, 1994, no capital stock of the Company has been issued except pursuant to the exercise of options granted prior to December 31, 1994.

                  3.3 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and validly authorized and adopted by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to consummate the transactions so contemplated (other than the approval and adoption of the Plan of Merger and the Merger by the shareholders of the Company). This Agreement has been duly
executed,   certified  and acknowledged  and  delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the Merger cannot be effected unless the Plan of Merger (as hereinafter defined) is approved by the shareholders of the Company in accordance with Section 55-11-03 of the NCBCA.

                  3.4 Filings and Reports. The Company has previously delivered to Parent true and complete copies of (a) its Annual Reports on Form 10-K (and each of its Annual Reports to Shareholders) for the fiscal years ended December 31, 1994, 1993 and 1992, respectively, as filed with the Securities and Exchange Commission (the "Commission"),
(b) proxy statements relating to all meetings of the Company's shareholders (whether annual or special) during 1995, 1994 and 1993, and (c) all other reports, statements and registration

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statements  (including current reports on Form 8-K and quarterly reports on Form 10-Q) filed by it with the Commission since January 1, 1992 (all of the items referred to in clauses (a), (b) and (c) of this sentence being hereinafter sometimes collectively called the "Company Reports"). As of their respective filing or mailing dates the Company Reports did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circum stances under which they were made, not misleading. The audited and unaudited consolidated financial statements of the Company included in the Company Reports have all been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as stated in such financial statements) and fairly present the financial position of the Company and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position of the Company and its consolidated subsidiaries for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which for fiscal 1995 shall not be materially adverse.

                  3.5 Absence of Certain Changes or Events. Except as has been previously disclosed in publicly available Commission filings, the 1995 Proxy Statement or as set forth in Section 3.5 of the Disclosure Schedule, since December 31, 1994 there has not been any material adverse change in the businesses, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole which has affected, or is reasonably likely to affect, materially and adversely the businesses, properties or the financial condition or results of operations of the Company and its subsidiaries taken as a whole; and

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the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice.

                  3.6  Information.  The proxy or  information
statement of the Company required to be mailed to the Company's shareholders in connection with the Merger (the "Proxy Statement") will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and will not, at the time of first mailing thereof and the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to information supplied by Parent or any affiliates of Parent for inclusion in the Proxy Statement.

                  3.7 Compensation;  Employee  Benefits.  Except as
disclosed in the Company  Reports or as otherwise  disclosed in Section
3.7 of the Disclosure Schedule, there are no (i) material employment, severance, consulting or other compensation agreements between the Company or any of its subsidiaries and any officer, director or employee of the Company or any of its subsidiaries, or (ii) bonus,
profit-sharing,   severance,   termination,   stock  option,   pension,
retirement, deferred or contingent compensation or other employee benefit agreements, trusts, plans or other arrangements for the benefit of any director, officer or employee of the Company or any of its subsidiaries.

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                  3.8  Consents  and   Approvals;   No  Violation.
Except for applicable requirements of the Exchange Act and the filing and recordation of appropriate merger documents as required by the NCBCA and the filings required under and in compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and filings under state securities, "Blue Sky" laws, to the best knowledge of the Company, no filing with, and no permit, authorization, consent or approval of, any governmental body is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Except as disclosed in Section 3.8 of the Disclosure Schedule, the execution and delivery by the Company of this Agreement, and the performance by the Company of its obligations hereunder will not (a) subject to the obtaining of the requisite approval by the Company's shareholders of the Plan of Merger, conflict with or result in a breach of any of the provisions of its Articles of Incorporation or By-Laws or
(b) subject to the obtaining of the governmental and other consents referred to herein, and except with respect to the antitrust laws (as to which each party has satisfied itself), contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, by which the Company or its properties are bound, which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries taken as a whole.

                  3.9 Litigation. Except as heretofore disclosed in the Company Reports, or as set forth in Section 3.9 of the Disclosure Schedule, as of the date hereof, there are no claims, actions, proceedings, or investigations pending or, to the best knowledge of the

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Company,  threatened,   involving  or  affecting  the  Company  or  any
of its subsidiaries or any of their properties or assets or, to the best of the Company's knowledge, any employee, consultant, director or officer in his or her capacity as such, of the Company or any of its subsidiaries before any court or governmental or regulatory authority or body which, if adversely decided, could materially and adversely affect the financial condition, business, or operations of the Company and its subsidiaries taken as a whole. As of the date hereof, neither the Company nor any of its subsidiaries nor any property or assets of any of them is subject to any order, judgment, injunction or decree that materially and adversely affects the financial
condition,   business,   or operations of the Company and its
subsidiaries taken as a whole.

                  3.10  Environmental  Matters.  Except as  disclosed in
Section 3.10 of the Disclosure Schedule, none of the properties or facilities now or heretofore used by the Company or any of its subsidiaries has been used to manufacture, treat, store or dispose of any hazardous substance or toxic substance (as those terms or terms similar thereto are used in Environmental Laws, as hereinafter defined), and all such properties are free of all such substances. Except as disclosed in Section 3.10 of the Disclosure Schedule, the Company is in compliance with all laws, regulations and other federal, state and local governmental requirements, and all applicable judgments, orders, writs, motions, decrees, permits, licenses, approvals, consents or injunctions relating (i) to the generation,
management,  handling,   transportation,   treatment, disposal, storage,
delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos,

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radioactive  material  and  pesticides)  utilized  by  the  Company and/or its subsidiaries in their respective businesses or (ii) to any other actions, omissions or conditions affecting the environment applicable to the Company or its subsidiaries or their respective businesses as a result of any hazardous or toxic substance used by the Company or any of its subsidiaries in their respective businesses or otherwise placed upon or at any of the facilities now or heretofore owned or operated by the Company or any of its subsidiaries (collectively, "Environmental Laws"). Except as described in Section 3.10 of the Disclosure Schedule, neither the Company nor any of its subsidiaries (nor any officer, director or managerial or supervisory employees of any of them) has received or been made aware of any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by the Company or any of its subsidiaries with any of the Environmental Laws; and there is no proceeding, suit or investigation pending (or, to the knowledge of the Company or any such officer, director or managerial or supervisory employee, threatened) against the Company or any of its subsidiaries, with respect to any violation or alleged violation of any Environmental Law, and neither the Company nor any of its subsidiaries (nor any officer, director or managerial or supervisory employee of any thereof) is aware of any reason for the institution of any such proceeding, suit or investigation. Notwithstanding the foregoing provisions of this
Section 3.10, the Company shall not be, or be deemed to be, in breach of the representations and warranties contained in this
Section 3.10 unless the aggregate exposure for costs, damages and expenses that could be incurred by reason of the existence of facts or conditions that are contrary to the representations and warranties herein contained could reasonably be expected

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to exceed $250 thousand;  and,  moreover,  a breach of the
representations and warranties contained in this Section 3.10 shall not give rise to a claim for money damages.

                  3.11 Cramerton Fire Insurance Recovery. On October 19, 1994, a fire destroyed the Company's 677,000 square foot facility located in Cramerton, North Carolina (the "Cramerton Fire"). The maximum amount that the Company can recover from the insurance carrier by reason of the Cramerton Fire is $63.015 million, i.e., the amount that the Company contends is the policy limit. To date, the Company has received $19.9 million from the insurance carrier and has settled the inventory and equipment portions of the claim against its insurance carrier. No other portion of its claim against the insurance carrier on account of the Cramerton Fire has been settled, no advance payment (other than an advance payment approximating $900 thousand) on account of unsettled portions of the claim has been received, and no agreement as to the terms of settlement of any unsettled portion of its claim has been reached. Without limiting the generality of the foregoing, neither the portion of its property damage claim for the destruction of its 677,000 square foot building nor the portion of its claim based on business interruption has been settled or is the subject of any agreement or understanding as to the amounts that will be paid in settlement thereof.

                  3.12 Prohibited  Actions.  Except as set forth in
Section 3.12 of the Disclosure Schedule, since January 1, 1995, the Company has not taken or allowed others to take on its behalf, or suffered to happen or exist, any action, inaction or condition that would be inconsistent with the undertakings of the Company contained in Section 5.1 of this Agreement if taken, allowed or suffered on or after the date of this Agreement.

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                  3.13 Section 341(f)  Election.  Neither the Company
nor any of its subsidiaries has made an election under Section 341(f) of the Internal Revenue Code of 1986 (the "Code").

                  3.14 3.15 Broker's Fees. Neither the Company nor its subsidiaries has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

                          ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES
                     OF PARENT AND MERGERSUB

                  Parent and Mergersub hereby jointly and severally represent and warrant to the Company that:

                  4.1      Organization and Qualification.

                          (a) Parent is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware. Parent has the requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location
of the properties   owned,   leased or  operated  by  it,  makes  such
licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, condition (financial or otherwise), properties, assets or results of operations of Parent and its subsidiaries taken as a whole or on the ability of

Parent to consummate or cause the consummation of the transactions contemplated by this Agreement.

                           (b)      Mergersub is a corporation duly
organized, validly existing and in good standing under the laws of North Carolina. Mergersub has not engaged, and prior to the Effective
Time,  Mergersub  will not  have  engaged,  in any business  since  it
was   incorporated   other  than  in  connection  with  the transactions
contemplated by this Agreement. Parent owns, indirectly (through a wholly-owned subsidiary), all of the outstanding capital stock of Mergersub.

                  4.2 Authority. Each of Parent and Mergersub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the respective Boards of Directors of Parent and Mergersub and by Parent's wholly-owned subsidiary as the sole stockholder of Mergersub and no other corporate proceedings on the part of Parent (or its wholly-owned subsidiary that is the sole stockholder of Mergersub) or Mergersub are necessary to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by each of Parent and Mergersub and constitutes a valid and binding obligation of each of Parent and Mergersub, enforceable against Parent and Mergersub in accordance with its terms.

                  4.3 Proxy Statement. None of the information supplied or to be supplied by Parent or Mergersub expressly for inclusion in the Proxy Statement or in any amendments thereof or supplements thereto will, at the time of (i) the first mailing thereof and (ii) the meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.4 Broker's Fees. Neither Parent nor Mergersub nor any of Parent's other direct or indirect subsidiaries or affiliates has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement.

                  4.5 Consents and Approvals; No Violations. Except for any applicable requirements of the Exchange Act and the filing and recordation of appropriate merger docu ments as required by the NCBCA and the filings required under and in compliance with the HSR Act and filings under state securities or "Blue Sky" laws, to the best knowledge of the Parent or the Mergersub, no filing with, and no permit, authorization, consent or approval of, any governmental body is necessary for the consummation by the Parent or the Mergersub of the transactions contemplated by this Agreement. Except as disclosed in
Section 4.5 of the Disclosure Schedule, the execution and delivery by Parent and Mergersub of this Agreement and the performance of the transactions contemplated hereby will not (i) violate any
provision  of  the   Certificate  or  Articles  of Incorporation,  as
applicable, or By-Laws of the Parent or Mergersub, (ii) violate any statute, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any governmental body or authority by which either the Parent or Mergersub or any of their respective properties is bound, or (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any license, franchise, permit, indenture, agreement or other instrument to which either the Parent or Mergersub is a party, or by which either of them or their respective properties is bound.

                          ARTICLE V

                          COVENANTS

                  5.1 Conduct of Business of the Company. Except as listed in Section 5.1 of the Disclosure Schedule or as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company and its subsidiaries will each conduct its operations according to its ordinary and usual course of business, consistent with past practice, and the Company and each of its subsidiaries will each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of the Parent:

                           (a)      amend its Articles of Incorporation
or By-laws except as otherwise provided in Section 5.8 below;

                           (b)      authorize for issuance, issue, sell,
deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of additional options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any securities convertible into shares of stock of any class, or any stock appreciation rights, shadow stock or similar instruments;

                           (c)      split, combine or reclassify any
shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (other than the dividend of Two Cents per share declared on November 3, 1995 and payable on December 15, 1995 to share holders of record as of the close of business on December 1, 1995) or, except as otherwise provided in
Section 5.9, redeem or otherwise acquire any shares of its own capital stock or that of any of its subsidiaries;

                           (d)      except as disclosed in Section
5.1(d) of the Disclosure Schedule, as described in the Company Reports or as contemplated by this Agreement (including, without limitation, the provisions of paragraph (d) of Section 6.3 hereof), (i) increase in any manner the compensation, bonus, profit-sharing, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) commit itself to any additional pension, profit sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement, or any guaranty of any such plan, agreement or arrangement, with or for the benefit of any person or persons (including, without limitation, the employment agreements specifically referred to in Section 5.1(d) of the Disclosure Schedule, subject, however, to the release of covenant provisions therein set forth), or amend or agree to amend any of such plans or any of such agreements or arrangements in existence on the date hereof;

                           (e)      create, incur or assume any
short-term or long-term debt in excess of the amount of short-term or long-term debt, as the case may be, currently outstanding, except in the ordinary course of business;

                           (f)      assume, guarantee, endorse or
otherwise become liable for the obligations of any other person (other than wholly-owned subsidiaries of the Company) except (i) in the ordinary course of business consistent with past practices, and (ii) short-term loans to employees not exceeding $25 thousand in the aggregate for all employees to whom such loans are made or $2.5 thousand for any one employee;

                           (g)      make any loans, advances or capital
contributions to, or investments in, any other person (other than customary loans or advances to subsidiaries made in the ordinary course of business consistent with past practices); provided, that transactions resulting in trade payables in the ordinary course of business consistent with past practice shall not be prohibited hereby;

                           (h)      purchase, lease or sell any
significant properties, assets or, except as otherwise provided in
Section 5.9, securities (including, without limitation, the purchase or lease of any properties, assets or securities to which specific reference is made in Sec tion 5.1(h) of the Disclosure Schedule, subject, however, to the release of covenant provisions therein set forth) or make any other changes in their operations that would be material to the Company and its subsidiaries taken as a whole;

                           (i)      settle or reach any agreement or
understanding, whether written or oral, to settle any claim to which reference is made in Section 5.1(i) of the Disclosure Schedule, subject, however, to the release of covenant provisions therein set forth; or

                           (j)      agree to do any of the foregoing.
                  5.2      Access to Information.

                           (a)      Between the date of this Agreement
and the Effective Time, the Company will give Parent and its authorized representatives access during normal business hours to all plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit Parent to make such inspections during normal business hours as it may require and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time request; provided, however, that all such activities under this Section 5.2 shall be conducted in such manner so as to avoid, to the extent practicable, disruption of the business of the Company.

                           (b)      Parent will hold and will cause its
consultants, advisors and subsidiaries to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other
requirements of  law,  all  documents  and   information   concerning
the  Company  and  its subsidiaries   furnished  to  Parent  in
connection   with  the   transactions contemplated  by this  Agreement
before or after the date hereof (except to the extent that such information or documents were (i) generally available to the public other than as a result of a disclosure by Parent or its representatives, (ii) available to Parent on a non-confidential basis prior to disclosure to Parent by the Company or its representatives,
or (iii) available to Parent on a non-confidential   basis  from  a
source   other   than  the   Company  or  its representative, provided
that such source is not known, and by reasonable effort could not be known, by Parent or its representatives to be bound by a confidentiality agreement with the Company or its representatives or otherwise prohibited from transmitting the information to Parent by a contractual, legal or fiduciary obligation) and will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors and other consultants and advisors who reasonably require such information in connection with this Agreement, provided that such person shall have first been advised of the
confidentiality   provision  of  this  Section  6.2.  If  the
transactions contemplated by this Agreement are not consummated, such confidence shall be maintained, except to the extent such information can be shown to have been (i) generally available to the public other than as a result of a disclosure by Parent or its representative,
(ii) available to Parent on a non-confidential basis prior to disclosure to Parent by the Company or its representatives, (iii) available to Parent on a non-confidential basis from a source other than the Company or its representatives, provided that such source is not known, and by reasonable effort could not be known by Parent or its representatives to be bound by a confidentiality agreement with the Company or its representatives or otherwise prohibited from transmitting the information to Parent by a contractual, legal or fiduciary obligation, and, if requested by the Company, Parent will, and will cause its agents, representatives and advisors to, return to the Company or destroy all copies of written information furnished by the Company to Parent or such agents, auditors, consultants, representatives or advisors.

                  5.3 Public Announcement. Parent, Mergersub and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with any securities exchanges.

                  5.4      Shareholder Approval.

                           (a)      As soon as practicable following the
execution of this Agreement, the Company shall file with the Commission under the Exchange Act, and shall use its best efforts to have cleared by the Commission, the Proxy Statement with respect to the meeting of the Company's shareholders referred to in this Section 5.4.

                           (b)      Promptly after clearance by the
Commission of the Proxy Statement referred to in Section 5.4(a) above, the Company will take all action necessary in accordance with applicable law to convene a meeting of its shareholders to consider and vote upon the Plan of Merger.

                  5.5 Certain Filings, Consents and Arrangements. Parent, Mergersub and the Company shall (a) promptly make their
respective filings,  and shall   thereafter  use  their  best  efforts
to promptly make any required submissions, under the HSR Act with respect to the Merger and the transactions contemplated by this Agreement and (b) cooperate with one another in promptly (i) determining whether any other filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state or foreign law or regulation or any consents, approvals or waivers are required to be obtained from other parties to loan agreements or other contracts material to the Company's business in connection with the consummation of the Merger and the transactions contemplated by this Agreement and (ii) making any such filings, furnishing information required in connection therewith and otherwise using their best efforts to take all actions and do all things necessary, proper or advisable to obtain in a timely manner any such consents, permits, authorizations, approvals or waivers including, without limitation, agreeing to divest such of the Company's or Parent's assets or businesses as may be necessary to comply with, or ameliorate the effect of, any applicable statute, law, rule or regulation which would prohibit or restrict consummation of the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent and the Surviving Corporation shall take such necessary action.

                  5.6 Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy all conditions requiring action by it and to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

                  5.7  No  Solicitation.  Neither  the  Company  nor
any of its subsidiaries,   officers,   directors,   employees,  agents
or representatives (including, without limitation, invest ment bankers, attorneys and accountants) or any of the officers, directors, employees, agents or representatives of any of the subsidiaries of the Company shall, directly or indirectly, without the written consent of Parent, (a) initiate contact with, solicit or encourage any inquiries or proposals by (or authorize or permit anyone acting on its behalf so to do), or (b) enter into any discussions or negotiations or agreements with, or disclose directly or indirectly any information not customarily disclosed concerning its business and properties to, or afford any access to its properties, books and records to, any corporation, partnership, person or other entity or group in connection with any possible proposal (an "Acquisition Proposal") regarding a sale of the Company's capital stock or a merger, consolidation, or sale of all or a substantial portion of the assets of the Company or any subsidiary of the Company which is material to the Company and the Company's subsidiaries taken as a whole, or any similar transaction; provided, however, that, if after receipt of an inquiry or proposal not initiated, solicited or encouraged in violation of clause (a) of this Section 5.7, the Board of Directors, upon the advice of the Company's counsel, determines in good faith that the fiduciary duties of the directors require them to take or authorize the taking of any action that would otherwise be prohibited by clause (b) of this Section 5.7, the Board of Directors shall have the right to take or authorize the taking of such action, and the Company shall be permitted to act consistent with such authorization; and provided, moreover, that the Company's Board of Directors shall be free to take any position with respect to a third party Acquisition Proposal, which, upon the advice of the Company's counsel, is required by applicable law. The Company will promptly communicate to Parent the terms of any proposal or contact it may receive in respect of any such transaction. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

                  5.8      Indemnification and Insurance.

                           (a)      The by-laws of the Surviving
Corporation shall contain the provisions with respect to indemnification set forth in Section 5 of Article IX of the By-Laws of the Company (as in effect at all times since January 1, 1995 except that prior to the Effective Time the By-Laws of the Company may be amended to permit the Company to pay expenses incurred by a director in defending a proceeding in advance of the final disposition of such proceeding as authorized by, and subject to, the provisions of Section 55-8-53 of the NCBCA), which provisions shall not be amended, altered, repealed or otherwise modified for a period of three years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were employees, agents, directors or officers of the Company, except if such amendment is required by law.

                           (b)      Parent shall cause the Surviving
Corporation to indemnify and hold  harmless  the  Company's  directors
and  officers   (including,   without limitation, for the reimbursement
of their expenses) pursuant and subject to the terms and conditions of
Section 5 of Article IX of the By-Laws of the Company as in effect at all times since January 1, 1995 subject to the amendment permitted pursuant to Section 5.8(a) above.

                           (c)      For not less than three years from
the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect, if available, directors' and officers' insurance covering those persons who are currently covered by the Company's directors' and officers' insurance and which is substantially equivalent in terms of coverage and amount as the Company has in effect on the date hereof (the "Present Coverage"); provided, however, that Parent's only obligation under this
Section 5.8(c) shall be to cause the Surviving Corporation to obtain and maintain in effect directors' and officers' insurance providing the lesser of (a) the Present Coverage or (b) the greatest coverage available from a reputable insurer at an annual cost not exceeding 150% of the amount budgeted by the Company prior to January 1, 1995 for such insurance for its current fiscal year.

                  5.9 Company Stock Options. Prior to the Effective Time, the Company shall make all necessary and appropriate adjustments to, and shall use its best efforts to obtain all necessary consents with respect to, all options to acquire Shares (the "Options") which have been granted pursuant to the Company's option plans and are outstanding immediately prior to the Effective Time and also all outstanding Stock Appreciation Rights (each an "SAR") to provide for the immediate full vesting, cancellation and settlement thereof immediately prior to the Effective Time, and the Company shall thereupon make a cash payment to the holder of each such Option or SAR in an amount equal to the difference between (i) the Merger Consideration and the per Share exercise price of such Option, multiplied by the number of Shares covered by such Option, and (ii) the Merger Consideration and the per share strike price of each such SAR, subject in each case to any required withholding of taxes.

                  5.10 Appraisal Rights. The Company shall not settle or compromise any claim of dissenting shareholders in respect of the Merger prior to the Effective Time without the prior written consent of Parent.

                  5.11 Notice of Actions  and  Proceedings.  The
Company shall promptly notify Parent and Purchaser of any claim, actions, proceedings or investigations commenced or, to the best of its knowledge, threatened in writing, involving or affecting the Company or any of its subsidiaries or any of their property or assets, or, to the best of its knowledge, any employee, consultant, director or officer, in his or her capacity as such, of the Company or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in Section 3.9 of the Disclosure Schedule, or which relates to the consumma tion of the Merger.

                  5.12 Notification of Certain Other Matters. The Company shall give prompt notice to Parent and Mergersub of (a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by the Company or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any agreement, indenture or instrument material to the financial condition, properties, business or results of operations of the Company and its subsidiaries taken as a whole to which the Company or any of its subsidiaries is a party or is subject,
(b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (c) any notice or other communication from any regulatory authority in connection with the transactions contemplated hereby; and (d) any material adverse change in the financial condition, properties, businesses or operations of the Company and its subsidiaries taken as a whole.

                           ARTICLE VI
                     CONDITIONS TO CLOSING

                  6.1 Conditions to Obligations of the Company, Parent and Mergersub. The obligations of the Company, Parent and Mergersub to consummate the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

                           (a)      Wasserstein, Perella & Co. shall not
have withdrawn or modified its opinion that the cash consideration to be received by the shareholders of the Company pursuant to the merger is fair to such shareholders from a financial point of view;

                           (b)      the shareholders of the Company
shall have duly approved the Merger in accordance with applicable law;

                           (c)      the consummation of the Merger shall
not be precluded by any order or injunction of a court of competent jurisdiction (each party agreeing to use reasonable efforts to have any such order reversed or injunction lifted);

                           (d)      any applicable waiting period under
the HSR Act shall have expired or been terminated; and

                           (e)      Holders of no more than 250,000
Shares shall have elected to exercise rights of dissenting shareholders and not have voted in favor of the Plan of Merger.

                  6.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment, at or prior to the Closing, of the following additional conditions:

                           (a)      Parent and Mergersub shall have
performed in all material respects their agreements contained in this Agreement required to be performed at or prior to the Effective Time;

                           (b)      the representations and warranties
of Parent and Mergersub set forth in this Agreement shall be true and correct at and as of the date hereof and at and as of the Effective Time as if made at and as of such date, except as otherwise contemplated or permitted by this Agreement and except for any matters which, in the aggregate, do not have a material adverse effect on the ability of Parent and Mergersub to consummate the Merger; and

                           (c)      Parent and Mergersub shall have
delivered to the Company a certificate, signed on behalf of each of Parent and Mergersub by an executive officer thereof, to the effect set forth in paragraphs (a) and (b) of this Section
6.2 and attesting  to the fact that the Letter of Credit  referred to in
Section 2.4 has been issued and is available for deposit with the Exchange Agent.

                  6.3  Conditions  to  Obligations  of Parent and
Mergersub to Effect the Merger. The obligation of Parent and Mergersub to effect the Merger shall be subject to the fulfillment, at or prior to the Closing, of the following additional conditions:

                           (a)      the Company shall have performed in
all material respects its agreements contained in this Agreement required to be performed at or prior to the Effective Time, except for any breaches which do not have a material adverse effect on the Company's ability to meet its obligations under this Agreement taken as a whole or do not have a material adverse effect on the
financial condition,   properties,   business  or   operations  of  the
Company  and  its subsidiaries taken as a whole;

                           (b)      the representations and warranties
of the Company set forth in this Agreement shall have been true and correct at and as of the date hereof and at and as of the Effective Time as if made at and as of such date, except for any matters which, in the aggregate, do not have a material adverse effect on the financial condition, properties, business or operations of the Company and its subsidi aries taken as a whole;

                           (c)      the Company shall have delivered to
Parent and Mergersub a certificate signed on behalf of the Company by an executive officer thereof to the effect set forth in paragraphs (a) and
(b) of this Section 6.3; and

                           (d)      the Company shall have entered into
employment and non- competition agreements with Marc F. Rauch, Marshall
A. Rauch, Peter D. Rauch and Donald G. Walser, such agreements to be in the forms and have the terms more fully described in Section 6.3(d) of the Disclosure Schedule.

                            ARTICLE VII

                             CLOSING

                  7.1 Time and Place. The closing of the Merger (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York, as soon as practicable following satisfaction of the closing conditions set forth in Article VI. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

                  7.2 Filings at the Closing. At the Closing the Parent, Mergersub and the Company shall cause the Articles of Merger to be filed and recorded in accordance with the provisions of Section 55-11-05 of the NCBCA and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                         ARTICLE VIII

                  TERMINATION AND ABANDONMENT

                  8.1      Termination.  This Agreement may be
terminated and the Merger contemplated herein may be abandoned at any time prior to the filing of the Articles of Merger by (a) the mutual consents of Parent, Mergersub and the Company or (b) either

Parent or the Company if (i) the Merger has not been consummated prior to February 15, 1996 (unless the failure to consummate the Merger by such date is due to a breach or violation of this Agreement by the party seeking to terminate), (ii) any permanent order, judgment, decree or injunction prohibiting consummation of the transactions contemplated hereby shall have become final and non-appealable, (iii) there has been a material breach by either the Parent or Mergersub, on the one hand, or the Company on the other, of any of their respective representations, warranties, covenants or obligations set forth herein, but such termination shall not be effective unless and until the non-breaching party has given written notice to the breaching party of such breach and of its intention to terminate this Agreement in accordance with the provisions hereof and the breaching party fails to cure such breach within ten (10) calendar days of such notice (a "Terminating Breach") or (iv) the Company shall have received, or there shall have been publicly announced, an offer or proposal by a person or entity other than Parent or Mergersub to acquire the Company or its assets on terms that are stated or expected to yield to the shareholders of the Company value in excess of $13 per Share (an "Economically Superior Offer"), and the Company's Board of Directors (A) shall have determined either to accept, or to recommend to the Company's shareholders that they accept, such Economically Superior Offer or (B) as a consequence of the actual or anticipated receipt or announcement of such Economically Superior Offer, shall cease to recommend to the shareholders that they approve the Plan of Merger. Any action by the Company to terminate this Agreement pursuant to this Section 8.1 shall be taken only by the persons who are directors of the Company on the date hereof.

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                  8.2  Procedure  and  Effect  of  Termination.  In the
event of termination and abandonment of the Merger by any party pursuant to Section 8.1, written notice thereof shall forthwith be given to the others and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. Mergersub agrees that any termination by the Parent shall be conclusively binding upon it, whether given expressly on its behalf or not, and the Company shall have no further obligation with respect to Mergersub. If this Agreement is terminated as provided herein no party hereto shall have any liability or further obligation to any other party to this Agreement, except as otherwise provided in the second sentence of Section 9.2, and except that any termination of this Agreement pursuant to Section 8.1(iii) hereof shall be without prejudice to the rights (including, without limitation, the right to assert a claim for money damages) of the non-breaching party hereto arising out of a Terminating Breach (other than a Terminating Breach of the representations and warranties contained in Section 3.10, which breach shall not give rise to a claim for money damages) and except that the provisions of Section 5.2(b) shall survive.

                          ARTICLE IX

                         MISCELLANEOUS

                  9.1       No Survival of Representations and
Warranties. Each and every representation and warranty of the parties herein shall expire with, and be terminated and extinguished by, the Merger, or (except as otherwise provided in Section 8.1 and/or Section 8.2) the termination of the Merger pursuant to Section 8.1. This
Section 9.1 shall have no

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effect  upon  any  other  agreement,  covenant  or  obligation  of  the parties hereunder, whether to be performed before or after the Closing.

                  9.2 Expenses. In the event the Merger is not consummated due to the failure by any party, despite its good faith efforts, to satisfy all conditions to close, then all expenses
(including,   without  limitation, reasonable  legal  fees  and
expenses, investment banking fees and fees and expenses of accountants) incurred by them in connection with the transactions contemplated hereby (the "Expenses") will be borne by the party incurring such Expenses. In the event the Merger is not consummated after receipt by the Company from, or public announcement by, an Affected Offeror (as defined below) and/or one or more affiliates of an Affected Offeror of an Economically Superior Offer pertaining to an acquisition of the Company or a substantial portion of the assets of the Company, and control of the Company or a substantial portion of its assets is transferred to such Affected Offeror and/or one or more affiliates of such Affected Offeror within twelve months of the making of such offer, Parent shall be entitled to receive payment from the Company of liquidated damages in the amount of $2.4 million. As used herein, the term "Affected Offeror" shall mean any person or entity with whom or with which, directly or through representatives, the Company shall, on or after the date of this Agreement and prior to February 15, 1996, have had contacts, discussions or negotiations (or to whom or to which the Company shall during such period have provided information) looking toward the possible acquisition of the Company (by merger or otherwise) or a substantial portion of its assets, whether such contacts, discussions or negotiations took

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place (or such information was provided) in violation of, or as contemplated by, Section 5.7 of this Agreement, or otherwise.

                  9.3  All  provisions  of  this   Agreement   (other
than the provisions of Articles I and II hereof (which together shall constitute the Plan of Merger within the meaning of Article 11 of the NCBCA)) are, and shall be, binding upon Parent, Mergersub and the Company in accordance with their terms whether or not the Plan of Merger is approved by the shareholders of the Company.

                  9.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if sent by confirmed facsimile transmission or if delivered personally or by courier or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                  (a)       if to the Parent or Mergersub, to

                               Syratech Corporation
                               175 McClellan Highway
                                 East Boston, Massachusetts 02128-9114
                                 Attention:  Chief Financial Officer
                                 Fax:  617-561-0275

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                            with copies to

                            Faye A. Florence, Esq.
                            Vice President, Secretary and
                              General Counsel
                            Syratech Corporation
                            175 McClellan Highway
                            East Boston, Massachusetts 02128-9114
                            Fax:  617-568-1361

                            and

                            Paul, Weiss, Rifkind, Wharton & Garrison
                            1285 Avenue of the Americas
                            New York, New York 10019-6064
                            Attention:  James L. Purcell, Esq.
                            Fax:  212-373-2145

                  (b)       if to the Company, to

                            Rauch Industries, Inc.
                            6048 South York Road
                            Gastonia, North Carolina  28053-0609
                            Fax:  704-864-2081

                            with a copy to

                            Parker, Poe, Adams & Bernstein L.L.P.
                            2500 Charlotte Plaza
                            201 South College Street
                            Charlotte, North Carolina  28244
                            Attention:  Mark R. Bernstein, Esq.
                            Fax:  (704) 334-4706

                  9.5 Assignment; Parties in Interest. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor

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any of the rights,  interests or obligations  hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

                  9.6 Governing Law. All matters (including, but not limited to, the construction, validity, interpretation and enforcement of this Agreement) shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina regardless of the laws that might otherwise govern under applicable principles of conflicts of law, except that all parties agree that the laws (including common law) of the State of Delaware shall govern the validity and enforceability of the provisions of Section 9.2 of this Agreement.

                  9.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  9.8 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the terms "affiliate" and "associate" shall have the meanings set forth in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act; and (iii) the term "subsidiary" of any specified corporation shall mean any corporation of which the

                               -39-

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outstanding  securities  having ordinary voting power to elect a majority of the board of directors are directly or indirectly owned by such specified corporation.

                  9.9 Entire Agreement. This Agreement, including the exhibits and Disclosure Schedule hereto and the documents and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements (except for the confidentiality agreement heretofore executed by the Parent and the Company) and the understandings between the parties with respect to such subject matter.

                  9.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to injunctive relief to prevent breaches of this Agreement and enforce specifically the terms and provisions hereof in any United States District Court or any state court in Delaware, New York or North Carolina having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers on the date first above written.

                              SYRATECH CORPORATION


                                            By:     /s/ Leonard Florence
                                                    Chairman of the Board



                              SYR ACQUISITION, INC.


                                            By:     /s/ Leonard Florence
                                                    Chairman of the Board




                             RAUCH INDUSTRIES, INC.


                                            By:      /s/ Marshall A. Rauch
                                                     Chairman of the Board



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